UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 20, 2012

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho

(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.

414 Church Street

Sandpoint, Idaho 83864

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

As described in the Current Report on Form 8-K of Intermountain Community Bancorp (the “Company”) filed on January 23, 2012 (the “Prior 8-K”), effective January 20, 2012 the Company entered into definitive securities purchase agreements (the “Purchase Agreements”) with a group of investors, including lead investors Castle Creek Capital Partners, IV (“Castle Creek”) and affiliates of Stadium Capital Management, LLC (“Stadium”, and collectively with Castle Creek and the other investors, the “Investors”), to purchase securities for aggregate gross consideration of $47.3 million in a private placement (the “Private Placement”). The description of the Private Placement in the Prior 8-K is incorporated herein by reference. On January 23, 2012, the Private Placement successfully closed and the securities were issued to the Investors.

The securities were offered and sold in compliance with the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of SEC Regulation D.

Item 3.03.	Material Modification to Rights of Security Holders.

On January 20, 2012, the Company filed Articles of Amendment (the “Articles of Amendment”) to its Amended and Restated Articles of Incorporation (the “Articles”) and a Certificate of Designations for a newly-created Mandatorily Convertible Cumulative Participating Preferred Stock, Series B (the “Series B Preferred Stock”) of the Company which will automatically convert into a new series of non-voting common stock (“Non-Voting Common Stock”) at a conversion price of $1.00 per share upon approval by the Company’s shareholders of a further amendment to the Articles to authorize such Non-Voting Common Stock. The description of the Series B Preferred Stock is incorporated by reference herein from the Prior 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in the Prior 8-K, effective upon the closing of the Private Placement, the Board of Directors of the Company (the “Board”) increased the size of the Board by two and appointed John L. Welborn, Jr, an affiliate of Stadium, and Russell J. Kubiak, an affiliate of Investor JRF, LLC (“JRF”), to serve as directors of the Company. In addition, Messrs. Welborn, Kubiak and John T. Pietrzak, designated by Castle Creek, were appointed to the Board of Directors of Panhandle State Bank, the Company’s wholly-owned subsidiary. The appointment of the new directors to the respective boards was, in each case, pursuant to the respective Purchase Agreements between the Company and Stadium, JRF and Castle Creek.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 hereof concerning the Articles of Amendment is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A press release announcing the closing of the Private Placement is furnished with this Form 8-K as Exhibit 99.1.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation (as filed 1/20/12)

4.1	Series B Preferred Stock Certificate of Designations

99.1	Press Release dated January 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2012

INTERMOUNTAIN COMMUNITY BANCORP

By:	/s/ Curt Hecker
Curt Hecker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated Articles of Incorporation (as filed 1/20/12)

4.1	Series B Preferred Stock Certificate of Designations

99.1	Press Release dated January 23, 2012

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